                                                                  EXHIBIT 10.5

             [LOGO OF AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION]


                               STANDARD SUBLEASE
                (Long-form to be used with pre-1996 AIR leases)


  1. Parties. This Sublease, dated, for reference purposes only, March 29, 1999, is made by and between Sega of America, Inc., a California corporation ("Sublessor") and Inventa Corp., a California corporation ("Sublessee").

  2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 255 Shoreline Drive, Suite 200, Redwood City located in the County of San Mateo, State of California and generally described as (describe briefly the nature of the property) approximately 21,029 rentable square feet on the second floor, more commonly referred to as Suite 200 ("Premises").

  3.  Term.

      3.1 Term. The term of this Sublease shall be for two (2) years commencing on April 1, 1999 and ending on March 31, 2001 unless sooner terminated pursuant to any provision hereof.

      3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty days after the commencement date, Sublessee may, at its option, by notice in writing within ten days after the end of such sixty day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by tile acts or omissions of Sublessee. if possession is not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

  4.  Rent.

      4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $56,778.30 in advance, on the first (1/st/) day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof fifty six thousand seven hundred seventy-eight dollars and thirty cents ($56,778.30) as Base Rent for the first month's rent. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

      4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

  5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $ 170,334.90 as security for Sublessee's faithful performance of Sublessee's obligations hereunder, if Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

  6.  Use.

      6.1 Agreed Use. The Premises shall be used and occupied only for general office purposes as provided in the Master Lease and for no other purpose.


Insert 6.2

     (a) If such capital improvements are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof provided, however, that if the cost thereof exceeds six months' Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within ten days after receipt of Sublessees's termination notice that Sublessor has elected to pay the difference between the actual cost thereof and the amount equal to six months' Base Rent. If the Parties elect termination, Sublessee shall immediately cease the use of the Premises which require such capital improvement and deliver to Sublessor written notice specifying a termination date at least ninety days thereafter. Such termination date shall, however, in no event be earlier then the last day that Sublessee could legally utilize the Premises without commencing such capital improvement.

     (b) Notwithstanding the above, the provisions concerning capital improvements are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the capital improvements are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.

          6.3  Acceptance of Premises and Lessee. Sublessee acknowledges that:

          (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

          (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

          (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

In addition, Sublessor acknowledges that:

          (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

          (b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     7.   Master Lease

          7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked
Exhibit 1, wherein Shorebreeze Associates is the lessor hereinafter the
                   -----------------------
"Master Lessor"

          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease e.g. Lease Sections 1, 2 and 3) which event the terms of this Sublease document shall control over the Master Lease Therefore for the for the purposes of this Sublease," wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein. Insert 7.3

          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen during the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Insert 7.4
                     ----------

          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred, to as the "Sublessor's Remaining Obligations".

          7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

     8.   Assignment of Sublease and Default.

          8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

          8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

          8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

          8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

     9.   Consent of Master Lessor,

          9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

          9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, Insert 9.2

          9.3 In the event that Master Lessor does give such consent then Insert 9.2

               (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

               (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

               (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

               (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

               (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

               (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

          9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

          9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

          9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

     10.  Brokers Fee,

          10.1 Upon execution hereof by all parties, Sublessor shall pay to BT
                                                                           ---
Commercial Real Estate a licensed real estate broker, ("Broker"), a fee as
----------------------
set forth in a separate agreement between Sublessor and Broker.


     11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. Insert 11

     12. Additional Provisions. [If there ate no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.] See Addendum attached
                                                      ---------------------

--------------------------------------------------------------------------------
ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
---------
INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA,
-------
CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------

Executed at:                                  Sega of America, Inc.
            ------------------------------    -----------------------------
on: March 30, 1999                            By: /s/ [ILLEGIBLE]^^
    --------------------------------------       --------------------------

Address:__________________________________    By: _________________________
                                              "Sublessor" (Corporate Seal)


Executed at: Santa Clara, CA                  Inventa Corp.
             -----------------------------    -----------------------------
on: 29 March  1999                            By:
    --------------------------------------       --------------------------
Address: 2620 AUGUSTINE DRIVE, SUITE 225      By: /s/ [ILLEGIBLE]^^
         ---------------------------------       --------------------------
                                              "Sublessee" (Corporate Seal)

Executed at:                                  Shorebreeze Associates
            ------------------------------    -----------------------------

on:_______________________________________    By:__________________________

Address:__________________________________    By:__________________________
                                              "Master Lessor" (Corporate Seal)



NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.